                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION
                                       OF
                           SHAMROCK LOGISTICS GP, LLC

         This Certificate of Formation of Shamrock Logistics GP, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.       The name of the Company is Shamrock Logistics GP, LLC.

2. The name and address of the registered agent of the Company shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3. The address of the registered office of the Company in Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has caused this Certificate of Formation to be duly executed as of the 7th day of December, 1999.



                                         By: /s/ Todd Walker
                                             ----------------------------------
                                         Name:  Todd Walker
                                         Authorized Agent